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                                                  EXHIBIT 5(b)(x)

                           THE TARGET PORTFOLIO TRUST
                              SUBADVISORY AGREEMENT

         Agreement made as of this second day of January, 1995, between Prudential Mutual Fund Management, Inc. (PMF or the Manager), a Delaware corporation, and Lazard Freres Asset Management, a division of Lazard Freres & Co., (the Adviser), a New York limited partnership.

         WHEREAS, PMF has entered into a management agreement (the Management Agreement) with The Target Portfolio Trust (the Trust), a Delaware business trust and a diversified open-end management investment company registered under the Investment Company Act of 1940 (the 1940 Act), pursuant to which PMF acts as Manager of the Trust.

         WHEREAS, shares of the Trust are divided into separate series or portfolios (each a portfolio), each of which is established pursuant to a resolution of the Trustees of the Trust and the Trustees may from time to time terminate such portfolios or establish and terminate additional portfolios.

         WHEREAS, PMF has the responsibility of evaluating, recommending, supervising and compensating investment advisers to each portfolio of the Trust and shall enter into subadvisory agreements with one or more subadvisers with respect to the management of the Small Capitalization Value Portfolio of the Trust (the Portfolio) in connection with the management of the Trust.

         WHEREAS, the Manager desires to retain the Adviser to provide investment advisory services to the Portfolio and to manage such portion of the Portfolio as the Manager shall from time to time direct and the Adviser is willing to render such investment advisory services.

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NOW, THEREFORE, the Parties agree as follows:

         1. (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Adviser shall manage such portion of the investment operations of the Portfolio as the Manager shall direct and shall manage the composition of such portfolio, including the purchase, retention and disposition thereof, in accordance with each Portfolio's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus") and subject to the following understandings:

            (i) The Adviser shall provide supervision of such portion of the Portfolio's investments as the Manager shall direct and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by a Portfolio, and what portion of the assets it manages will be invested or held uninvested as cash.

            (ii) In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Declaration of Trust, By-Laws and Prospectus of the Trust and the Portfolio and with the instructions and directions of the Manager and of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations.

            (iii) The Adviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Portfolio and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities


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Incorporated and Lazard Freres & Co.) to carry out the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus or as the Trustees may direct from time to time. In providing the Portfolio with investment supervision, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Adviser's other clients may be a party. It is understood that Prudential Securities Incorporated and Lazard Freres & Co. may each be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Portfolio's investment transaction business. It is also understood that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Portfolio with such brokers or futures commission merchants, subject to review by the Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with the Adviser's services to other clients.

         On occasions when the Adviser deems the purchase or sale of a security or futures contract to be in the best interest of the Portfolio as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most


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favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

            (iv) The Adviser shall maintain all books and records with respect to the portfolio transactions required by subparagraphs (b)(5), (6), (7), (9),
(10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Trustees such periodic and special reports as the Board may reasonably request.

            (v) The Adviser shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Portfolio's assets it manages and shall provide the Manager with such information upon request of the Manager.

            (vi) The investment management services provided by the Adviser hereunder are not exclusive, and the Adviser shall be free to render similar services to others; provided, however, that the Adviser agrees that neither it, nor any person controlled by it, nor any successor shall serve or accept retention as investment adviser, investment manager or similar service provider during the term of this Agreement and for a period of one year after the termination of this Agreement with or for the benefit of any investment company registered under the 1940 Act (a) that has as its primary investment objective capital appreciation by investing in equity securities of companies domiciled within the United States with total market capitalization of less than $1 billion, (b) the shares of which are sold primarily through an asset allocation program which is substantially the same as the Prudential Securities Target Program, as described in the registration statement filed with the


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Securities and Exchange Commission, and (c) which is sponsored by a "major retail broker/dealer" as may be agreed from time to time in writing by the Manager and the Adviser.

         (b) Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of its directors, officers or employees.

         (c) The Adviser shall keep the Portfolio's books and records required to be maintained by the Adviser pursuant to paragraph l(a)(iv) hereof and shall timely furnish to the Manager all information relating to the Adviser's services hereunder needed by the Manager to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act. The Adviser agrees that all records which it maintains for the Portfolio are the property of the Trust and the Adviser will surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph l(a) hereof.

         (d) The Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 (Advisers Act) and other applicable state and federal regulations.

         (e) The Adviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph l(d) hereof as the Manager may reasonably request.

         2. The Manager shall continue to have responsibility for all services to be provided to


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the Portfolio pursuant to the Management Agreement and shall oversee and review the Adviser's performance of its duties under this Agreement.

         3. The Manager shall compensate the Adviser for the services provided and the expenses assumed pursuant to this Subadvisory Agreement, a fee at an annual rate of .30 of 1% of the average daily net assets of the portion of the Portfolio managed by the Adviser. This fee will be computed daily and paid monthly.

         4. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio, the Trust or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

         5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, or by the Manager or the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.


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         6. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's directors, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association, except as described in Paragraph 1(a)(vi) above.

         7. During the term of this Agreement, the Manager agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Adviser in any way, prior to use thereof and not to use material if the Adviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of the termination of this Agreement, the manager will continue to furnish the Adviser copies of such materials which refer to the Adviser. Sales literature may be furnished to the Adviser hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery.

         8. The Manager has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

         (a) Declaration of Trust, as filed with the Secretary of State of Delaware (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, are herein called the Declaration of Trust);

         (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended


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from time to time, are herein called the By-Laws);

         (c) Certified resolutions of the Trustees of the Trust authorizing the appointment of the Manager and the Adviser and approving the form of this Agreement;

         (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the Securities and Exchange Commission (the Commission) relating to the Portfolios and shares of beneficial interest of each Portfolio and all amendments thereto;

         (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

         (f) Prospectus of the Portfolios (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the Prospectus).

         9. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

         10. This Agreement shall be governed by the laws of the State of New York.

         11. The Adviser agrees to notify the Manager of any change in the membership of the Adviser within a reasonable time following such change. The Manager agrees that the Adviser may


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refrain from providing any advice or services concerning securities of companies of which any officers, directors, partners or employees of the Adviser or any of the Adviser's affiliates are officers or directors, or of companies for which the Adviser or any of the Adviser's affiliates act as financial adviser, investment manager or in any capacity that the adviser deems confidential, unless the Adviser determines in its sole discretion that it may appropriately do so. The Manager appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Adviser through these relationships cannot be passed on to the Manager.

         IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        Prudential Mutual Fund Management, Inc.
                                        By : /s/ Robert F. Gunia
                                             -------------------------
                                             Robert F. Gunia
                                             Executive Vice President


                                        Lazard Freres & Co.

                                        By : /s/ Robert P. Morganthau
                                             -------------------------


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                 [LAZARD FRERES ASSET MANAGEMENT LETTERHEAD]





                                        February 3, 1995



Prudential Mutual Fund Management, Inc.
One Seaport Plaza
New York, NY  10292

        Re:  The Target Portfolio Trust

Ladies and Gentlemen:

The Subadvisory Agreement for the Small Capitalization Value Portfolio of the Target Portfolio Trust (the "Agreement") between Prudential Mutual Fund Management, Inc. (the "Manager") and Lazard Freres Asset Management (the "Adviser") provides that during the term of the Agreement, neither the Adviser nor any person controlled by the Adviser shall serve or accept retention as an investment adviser, investment manager or similar service provider with or for the benefit of any investment company registered under the 1940 Act (A) that has its primary investment objective, capital appreciation by investing in equity securities of companies domiciled within the United States with total market capitalization of less than $1 billion, (B) the shares of which are sold primarily through an asset allocation program which is substantially the same as the Prudential Securities Target Program, as described in the registration statement of the Trust filed with the Securities and Exchange Commission, and
(C) which is sponsored by a "major retail broker-dealer" as may be agreed from time to time in writing by the Manager and the Adviser. It is understood and agreed that each of the following brokerage firms, including any successor firms, constitutes a "major retail broker-dealer" within the meaning of the
Agreement:

                Merrill Lynch & Co., Inc.
                Paine Webber Group Inc.
                Dean Witter Reynolds Inc.
                Smith Barney, Inc.
                A.G. Edwards, Inc.
                Charles Schwab & Co., Inc.


                                        Very Truly Yours,

                                        LAZARD FRERES ASSET MANAGEMENT


                                   By     /s/ ROBERT MORGENTHAU
                                        ------------------------------------
                                        Robert Morgenthau, General Partner


Agreed to this 8th day of February, 1994
               ---

       Prudential Mutual Fund Management, Inc.

By: /s/ Robert F. Gunia
    ----------------------